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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors United Natural Foods, Inc.:

        We consent to incorporation by reference in the Registration Statements (Nos. 333-19947, 333-19949, 333-71673, 333-56652, and 333-106217 on Form S-8) of United Natural Foods, Inc. of our reports dated August 26, 2004, relating to the consolidated balance sheets of United Natural Foods, Inc. and Subsidiaries as of July 31, 2004 and 2003 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2004, and the related schedule, which reports appear in the July 31, 2004 annual report on Form 10-K of United Natural Foods, Inc.

/s/ KPMG LLP

Providence, Rhode Island
October 13, 2004

Exhibit 23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
United Natural Foods, Inc.:

        Under date of August 26, 2004, we reported on the consolidated balance sheets of United Natural Foods, Inc. and subsidiaries as of July 31, 2004 and 2003 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 2004, as contained in the annual report on Form 10-K for the year 2004. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

        In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Providence, Rhode Island
August 26, 2004

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  Exhibit 23